UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2019

PARKERVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On February 25, 2019, ParkerVision, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with accredited investors identified on Exhibit 10.4 hereof (the “Holders”) which provides for the sale of convertible promissory notes (the “Notes”) with an aggregate face value of $1,000,000. On February 28, 2019, we consummated the sale of Notes for aggregate proceeds of $800,000. We anticipate consummating the sale of up to an additional $200,000 in aggregate principal amount of Notes on or about March 5, 2019. The Notes are convertible at any time and from time to time by the Holders into shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) at a fixed conversion price of $0.25 per share. Any unconverted, outstanding principal amount of the Notes is payable on the five year anniversary of the Note issuance date (the “Issuance Date”).

At any time following the one-year anniversary of the Issuance Date, the Company may prepay the then outstanding principal amount of the Note, along with any accrued interest, at cash premium of 125% prior to the two-year anniversary, 120% prior to the three-year anniversary, 115% prior to the four-year anniversary or 110% thereafter.

Interest accrues at a rate of 8% per annum on each Note, and is payable quarterly either in cash, shares of Common Stock, or a combination thereof at the Company’s option, subject to certain equity conditions, beginning on the earlier of (i) the ninety (90) day anniversary of the Issuance Date, provided that a registration statement for the underlying shares has been declared effective, or (ii) the first quarterly anniversary of the Issuance Date following the effective date of registration of the underlying shares.

The Notes provide for events of default that include (i) failure to pay principal or interest when due, (ii) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Purchase Agreement or Notes, (iii) events of liquidation or bankruptcy, and (iii) a change in control. In the event of default, the interest rate increases to 12% per annum and the outstanding principal balance of the Notes plus all accrued interest due may be declared immediately payable by the holders of a majority of the then outstanding principal balance of the Notes.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Holders pursuant to which the Company will register the shares of Common Stock underlying the Notes. The Company has committed to file the registration statement by the 60th calendar day following the Issuance Date and to cause the registration statement to become effective by the 120th calendar day following the Issuance Date. The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events including failure by the Company to file the registration statement or cause it to become effective by the deadlines set forth above. The amount of the liquidated damages is 1.0% of the aggregate subscription amount paid by the Holders for the Notes upon the occurrence of the event, and monthly thereafter, up to a maximum of 6%.

The Notes were offered and sold solely to accredited investors on a private placement basis under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

The foregoing summaries of the Purchase Agreement, the Notes and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the agreements, which are attached as part of Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 is incorporated herein by reference to the extent required.

Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, in particular, statements about the Company’s future plans, objectives, and expectations. When used in this Current Report, the words or phrases “expects”, “will likely result”, “will continue”, “is anticipated”, “estimated” or similar expressions are intended to identify “forward-looking statements.” Readers are cautioned not to place undue reliance on such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and those presently anticipated or projected. Although the Company may from time to time voluntarily update its prior forward-looking statements, the Company disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	Form of Note
10.3	Form of Registration Rights Agreement
10.4	List of Holders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2019
PARKERVISION, INC.

By /s/ Cynthia L. Poehlman
Cynthia L. Poehlman
Chief Financial Officer

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